Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Juniata Valley Financial Corp.
Mifflintown, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Juniata Valley Financial Corp., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ ParenteBeard LLC
Harrisburg, Pennsylvania

June 2, 2011